   As filed with the Securities and Exchange Commission on October 11, 1996.
                                                        Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------
                            STERLING COMMERCE, INC.
             (Exact name of registrant as specified in its charter)
             Delaware                                   75-2623341
      (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)                 Identification No.)
                   8080 North Central Expressway, Suite 1100
                              Dallas, Texas 75206
                                 (214) 891-8600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

           Albert K. Hoover                     With a copy to:
        Vice President, Legal
       Sterling Commerce, Inc.                 James E. O'Bannon
        4600 Lakehurst Court               Jones, Day, Reavis & Pogue
         Dublin, Ohio  43016                2300 Trammell Crow Center
           (614) 793-7000                       2001 Ross Avenue
                                              Dallas, Texas  75201
 (Name, address, including zip code, and         (214) 220-3939
 telephone number, including area code,
         of agent for service)

                                ----------------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  [_]           .
                                                   ----------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [_]          .
                            ---------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                          Proposed    Proposed
                                           Maximum    Maximum
Title of                       Amount     Offering   Aggregate     Amount of
Securities to                  to be      Price per   Offering    Registration
be Registered              Registered (1)   Share      Price         Fee (2)
--------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share...........  17,450,400    $29.875  $521,330,700      $157,979
================================================================================

  (1) Represents shares issuable upon the exercise of options previously granted under the Sterling Commerce, Inc. Amended and Restated 1996 Stock Option Plan (the "Plan") and shares issuable in connection with the exercise of options available for grant under the Plan. Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.
  (2) The registration fee has been computed in accordance with Rule 457(h). Pursuant to Rule 457(h)(3), the registration fee has been calculated on the basis of a single fee with respect to shares issuable upon the exercise of options previously granted under the Plan and shares issuable in connection with the exercise of options available for grant under the Plan and the resale of such shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to Completion, Dated October 11, 1996


PROSPECTUS

                               17,450,400 Shares

                            STERLING COMMERCE, INC.

                                  Common Stock

    This Prospectus relates to the offer and sale by Sterling Commerce, Inc. ("Sterling Commerce" or the "Company") of up to 17,450,400 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable by the Company upon exercise of options ("Options") granted or to be granted from time to time to eligible persons pursuant to the provisions of the Sterling Commerce, Inc. Amended and Restated 1996 Stock Option Plan (the "Plan") and which may be offered and sold from time to time by such persons or permitted transferees (the "Selling Stockholders"). This Prospectus also relates to such indeterminate number of additional shares of Common Stock as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.

    Sales by the Selling Stockholders may be made on one or more exchanges, including the New York Stock Exchange (the "NYSE"), or in the over-the-counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Shares offered hereby, the Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

    The Common Stock is listed for trading on the NYSE under the symbol "SE." On October 10, 1996, the closing price of the Common Stock on the NYSE was $31.0. The Company will pay all expenses in connection with this offering, which are estimated to be approximately $182,000.


                                ----------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------



                The date of this Prospectus is October __, 1996.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov. Documents filed by the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York
10005, on which exchange the Common Stock is listed.

    This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act relating to the securities issuable pursuant to the Plan and offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company hereby incorporates by reference into this Prospectus (i) the Company's Registration Statement on Form S-1 (Registration No. 33-80595); (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996; (iii) the Company's Current Reports on Form 8-K dated May 29, 1996, September 23, 1996 and September 30, 1996; and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Commission File No. 1-14196), filed February 9, 1996.

    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such reports.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Sterling Commerce, Inc., 4600 Lakehurst Court, Dublin, Ohio 43016, Attention: Albert K. Hoover, Vice President, Legal (telephone:
(614) 793-7000).

                                  THE COMPANY

    Sterling Commerce is a leading provider of electronic data interchange and other electronic commerce products and services worldwide. The Company develops, markets and supports electronic commerce software products and provides electronic commerce network services that enable businesses to engage in business-to-business electronic communications and transactions. The Company's principal executive offices are located at 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, and the Company's telephone number at such address is (214) 891-8600.


                                USE OF PROCEEDS

    The proceeds from the issuance of the Shares upon exercise of Options will be added to the Company's funds and used for general corporate purposes. The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.


                              SELLING STOCKHOLDERS

    This Prospectus covers the purchase from the Company of an aggregate of up to 17,450,400 Shares, plus such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein, by the holders of Options upon the exercise thereof in accordance with their terms and the subsequent offer and resale of Shares previously acquired or to be acquired by certain holders of Options upon the exercise thereof.

    Pursuant to the provisions of the Plan, the Board of Directors of the Company (the "Board"), the Stock Option Committee of the Board (the "Stock Option Committee") or the Special Stock Option Committee of the Board (the "Special Stock Option Committee") will, among other things, determine from time to time (i) the individuals, from among the executive officers, directors, employees, advisors and consultants of the Company and its subsidiaries, to whom Options will be granted, (ii) the number of shares of Common Stock to be covered by each Option (provided the maximum aggregate number of shares of Common Stock with respect to which Options may be granted to any participant under the Plan may not exceed 10,000,000 shares), and (iii) the purchase price of Common Stock subject to each Option, which may not be less than the fair market value of the Common Stock on the date of grant.

    The following table sets forth certain information as of September 30, 1996, with respect to Selling Stockholders who currently hold Options to purchase Shares, including any positions, offices or other material relationships of the Selling Stockholders with the Company. The Company is unaware of whether the Selling Stockholders listed below presently intend to sell the Shares they may acquire upon exercise of Options. The Company in the future may grant additional Options to the persons listed below and to persons other than those listed below whose subsequent sale of Shares will be covered by this Prospectus, which, in such case, will be supplemented.


                                       Common Stock                                     Common Stock
                                        Ownership                                     Ownership After
                                 Prior to Offering (1)(2)                               Offering (2)
                                --------------------------       Common Stock     ---------------------
     Name and Position          Number        Percentage        Offered Hereby     Number    Percentage
---------------------------     ------        -----------       --------------     ------    ----------
John Blaine (3)                  16,000           *                16,000             0           0%
 Controller

Warner C. Blow (4)            1,000,000           *             1,000,000             0           0
 President and Chief
 Operating Officer

Robert E. Cook (5)              100,000           *               100,000             0           0
 Director

Honor R. Hill (6)               100,000           *               100,000             0           0
 Director

Albert K. Hoover (7)            120,000           *               120,000             0           0
 Vice President, Legal

James Hoyt (8)                   51,500           *                50,000         1,500           *
 Vice President,
 Technology

William W. Hymes (9)            130,000           *               130,000             0           0
 Senior Vice President and
 Group President

Thomas A. Lutz (10)             102,000           *               100,000         2,000           *
 Vice President and Group
 President

Jeannette P. Meier (11)         500,000           *               500,000             0           0
 Executive Vice President,
 Chief Financial Officer,
 General Counsel and
 Secretary
                                150,000           *               150,000             0           0
Phillip A. Moore (12)
 Executive Vice President

Paul L.H. Olson (13)            200,000           *               200,000             0           0
 Senior Vice President and
 Group President

Stephen R. Perkins (14)         180,000           *               180,000             0           0
 Senior Vice President and
 Group President

J. Brad Sharp (15)              162,000           *               160,000         2,000           *
 Senior Vice President and
 Group President

Stephen P. Shiflett (16)        130,000           *               130,000             0           0
 Vice President, Finance

Dawn Wheeler (17)                50,000           *                50,000             0           0
 Vice President, Investor
 Relations

Sterling L. Williams (18)     3,000,000           3.8%          3,000,000             0           0
 Chairman of the Board,
 Chief Executive Officer
 and Director

G. Clark Woodford (19)          120,000           *               120,000             0           0
 Vice President, Business
 Development

The Little Woody              1,600,000           2.1           1,600,000             0           0
 International Trust (20)

The Scotty Trust (21)           200,000           *               200,000             0           0

The Crazy Horse Trust (22)    3,000,000           3.8           3,000,000             0           0

________________________
*  Less than 1% of class.

(1)  Based on ownership as of September 30, 1996.
(2) Based on 75,000,000 shares of Common Stock issued and outstanding as of September 30, 1996.
(3) Includes 16,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(4) Includes 1,000,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(5) Includes 100,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(6) Includes 100,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(7) Includes 120,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(8) Includes 50,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(9) Includes 130,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(10) Includes 100,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(11) Includes 500,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(12) Includes 50,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(13) Includes 200,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(14) Includes 180,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(15) Includes 160,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(16) Includes 130,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(17) Includes 50,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(18) Includes 3,000,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(19) Includes 120,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(20) Includes 1,600,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. The Selling Stockholder named in the table is an irrevocable trust established by Charles J. Wyly, Jr. and of which Charles J. Wyly, Jr. and his family are included as beneficiaries.
     Charles J. Wyly, Jr. is a director of the Company.
(21) Includes 200,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. The Selling Stockholder named in the table is an irrevocable trust established by Evan A. Wyly and of which Evan A. Wyly and his family are included as beneficiaries. Evan A. Wyly is a director of the Company.
(22) Includes 3,000,000 Shares to be acquired upon exercise of Options granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus. The Selling Stockholder named in the table is an irrevocable trust established by Sam Wyly and of which Sam Wyly and his family are included as beneficiaries. Sam Wyly is a director of the Company.

                             1996 STOCK OPTION PLAN

General

   A copy of the Plan has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The summaries of certain provisions of the Plan do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Plan, including the definitions therein of certain terms. Copies of the Plan and additional information regarding the Plan and the Plan's administrators may be obtained by contacting the Company. See "Incorporation of Certain Documents by Reference". Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given to such terms in the Plan.

Purpose and Adoption

   The Plan is intended to provide an equity interest in the Company to certain of the Company's executive officers, directors, employees, advisors and consultants and to provide additional incentives for such persons to devote themselves to the Company's business. The Plan is also intended to aid in attracting persons of outstanding ability to serve, and remain in the service of, the Company. The Board adopted the Plan on February 12, 1996. Prior to the completion of the initial public offering (the "Offering") of shares of the Common Stock, the Plan was approved by Sterling Software, Inc. as the sole stockholder of the Company. Following completion of the Offering, the stockholders of the Company approved the adoption of the Plan on May 30, 1996. The Plan was amended and restated effective as of September 13, 1996.

Shares Covered

   As of September 30, 1996, the total number of shares of Common Stock available for issuance under the Plan was 17,450,400 and Options exercisable for 12,252,000 of such shares had been granted, resulting in Options for 5,198,400 shares being available for grant as of such date. Under the terms of the Plan, if at the close of business on the last day of any subsequent fiscal quarter of the Company, the sum of (i) the total number of shares of Common Stock theretofore issued upon the exercise of Options, (ii) the total number of shares of Common Stock then subject to outstanding Options, and (iii) the total number of shares of Common Stock then remaining available under the Plan to be made subject to future grants of Options (such sum being the "Actual Number") is less than 20% of the total number of shares of Common Stock then outstanding, computed on a fully-diluted basis (the "Target Number"), the number of shares of Common Stock available for issuance under the Plan will automatically be increased to a number that will result in the Actual Number being equal to the Target Number. Shares of Common Stock issued under the Plan may be authorized but unissued shares, shares held in treasury or a combination thereof.

Options

   The Plan authorizes the grant of Options to purchase shares of Common Stock that are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and which permit a participant to benefit from increases in the value of shares of Common Stock above a predetermined purchase price per share. Options are more fully described under "-- Description of Awards" below.

Administration

   The Plan is administered by the Stock Option Committee, the Special Stock Option Committee and the Board, which have the authority to determine from time to time the individuals to whom Options will be granted, the number of shares to be covered by each Option and the time or times at which Options will become exercisable; provided that the Special Stock Option Committee has exclusive administrative authority with respect to Options intended to comply with Section 162(m) of the Code. All of the members of the Special Stock Option Committee, which may not be comprised of less than two members, are intended to qualify as "outside directors" within the meaning of Section 162(m) of the Code and as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act. Although each of the Board, the Special Stock Option Committee and the Stock Option Committee has the authority under the Plan to make grants of Options to any Plan participant, it is anticipated that the Special Stock Option Committee will make grants to Plan participants who are executive officers of the Company and/or members of the Board, and that the Stock Option Committee will make grants to all other Plan participants.

   The Stock Option Committee, the Special Stock Option Committee and the Board have the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of an Option. The interpretation and construction by the Stock Option Committee, the Special Stock Option Committee or the Board, as applicable, of any such provision and any determination by the Stock Option Committee, the Special Stock Option Committee or the Board, as applicable, pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive; provided that in the event the Stock Option Committee and the Special Stock Option Committee disagree (or either disagrees or both disagree with the Board) with respect to such interpretation, construction or determination, the Board's determination will be final and conclusive except as described above with respect to Options intended to comply with Section 162(m) of the Code.

Eligibility

   Executive officers, key employees, advisors and consultants of the Company and its subsidiaries and directors of the Company are eligible to receive grants of Options.

Transferability

   Each Option granted pursuant to the Plan may be subject to such transfer restrictions, if any, as the Stock Option Committee, the Special Stock Option Committee or the Board, as applicable, may determine.

Adjustments

   The Stock Option Committee, the Special Stock Option Committee or the Board may make or provide for such adjustments in the maximum number of shares available under the Plan, in the number of shares of Common Stock covered by outstanding Options, in the purchase price per share of Common Stock covered by Options, and/or in the kind of shares covered thereby (including shares of another issuer), as such committee or the Board, as applicable, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Plan participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

Vesting of Certain Options upon a Change in Control

   The stock option agreement evidencing any Option may provide for the earlier exercise of such Option in the event of a change in control of the Company (as defined in such stock option agreement or in any agreement referenced in such stock option agreement) or in the event of any other similar transaction or event.

Nonqualified and Unfunded

   The Plan is unfunded and does not give participants any rights that are superior to those of the Company's general creditors. The Plan is not subject to the provisions of ERISA and is not qualified under Section 401(a) of the Code.

Continuation and Termination of Employment or Consulting Relationship

   The Plan does not confer upon any Plan participant any rights with respect to continuation of employment or other service with the Company or any of its subsidiaries and does not interfere in any way with any right that the Company or any of its subsidiaries would otherwise have to terminate a Plan participant's employment or other service at any time.

Termination and Amendment

   The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Options. The Plan may be amended from time to time by the Board or any duly authorized committee thereof. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Commission, the National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading, or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan requires the Plan to be amended, or in the event Rule 16b-3 or any other rule under Section 16 of the Exchange Act is amended or supplemented, in either event to permit the Company to remove or lessen any restrictions with respect to Options, the Stock Option Committee, the Special Stock Option Committee or the Board may amend the Plan to the extent of any such requirement, amendment or supplement, and all Options then outstanding will be subject to such amendment.

Description of Awards

   The Plan does not specify a maximum term for Options granted thereunder. A grant of Options may provide for the deferred payment of the exercise price from the proceeds of sales through a bank or broker on the exercise date of some or all of the shares of Common Stock to which such exercise relates. The exercise price of the Options may not be less than the fair market value per share of Common Stock on the grant date. The Stock Option Committee, the Special Stock Option Committee or the Board, as applicable, may, without the consent of the holder of an Option, amend the terms of such Option in various respects, including acceleration of the time at which the Option may be exercised, extension of the expiration date, reduction of the exercise price and waiver of other conditions or restrictions.

   Each grant of Options will specify whether the exercise price is payable in cash, by the actual or constructive transfer to the Company of nonforfeitable, unrestricted shares of Common Stock already owned by the participant having an actual or constructive value as of the time of exercise equal to the total exercise price, by any other legal consideration authorized by the Stock Option Committee, the Special Stock Option Committee or the Board, as the case may be, or by a combination of such methods of payment. The Plan does not require that a participant hold shares received upon the exercise of Options for a specified period and permits immediate sequential exercises of Options with the exercise price therefor being paid in shares of Common Stock, including shares acquired as a result of prior exercises of Options.

   Pursuant to the Plan as originally adopted, each member of the Special Stock Option Committee was automatically awarded Options to purchase 100,000 shares of Common Stock upon his or her initial election to the Board and would have received such a formula award of 100,000 shares of Common Stock every five years thereafter on the anniversary of such election. As amended, the Plan does not provide for future formula awards to the members of the Special Stock Option Committee.

Federal Income Tax Consequences

   The following summary of certain federal income tax consequences of the grant or award of Options under the Plan is based on the Code, as amended to date, applicable proposed and final Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change. This summary does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an Option or the shares of Common Stock purchasable thereunder.

   Options granted under the Plan are intended to be nonqualified stock options. Nonqualified stock options generally will not result in any taxable income to the optionee at the time of the grant, but the holder thereof will realize ordinary income at the time of exercise of the Options if the shares are not subject to any substantial risk of forfeiture (as defined in Section 83 of the Code). Under such circumstances, the amount of ordinary income is measured by the excess of the fair market value of the optioned shares at the time of exercise over the exercise price. An optionee's tax basis in shares acquired upon the exercise of nonqualified stock options is generally equal to the exercise price plus any amount treated as ordinary income. If the exercise price of a nonqualified stock option is paid for, in whole or in part, by the delivery of shares of Common Stock previously owned by the optionee ("Previously Acquired Shares"), no gain or loss will be recognized on the exchange of the Previously Acquired Shares for a like number of shares of Common Stock. The optionee's basis in the number of optioned shares received equal to the number of Previously Acquired Shares surrendered would be the same as the optionee's basis in the Previously Acquired Shares. However, the optionee would be treated as receiving ordinary income equal to the fair market value (at the time of exercise) of the number of shares of Common Stock received in excess of the number of Previously Acquired Shares surrendered, and the optionee's basis in such excess shares would be equal to their fair market value at the time of exercise.

   Special Rules Applicable to Insiders. In limited circumstances where the sale of shares of Common Stock that are received as the result of the exercise of an Option could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the shares of Common Stock received so long as the sale of the shares received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

   General Matters Applicable to the Company. To the extent that an optionee recognizes ordinary income in the circumstances described above, the Company or a subsidiary, as the case may be, would be entitled to a corresponding deduction, provided in general that (i) the amount is an ordinary and necessary business expense and such income meets the test of reasonableness; (ii) the deduction is not disallowed pursuant to the annual compensation limit set forth in Section 162(m) of the Code and (iii) certain statutory provisions relating to so-called "excess parachute payments" do not apply. Awards granted under the Plan may be subject to acceleration in the event of a change in control of the Company. In the event of a change in control of the Company, it is possible that this feature may affect whether amounts realized upon the receipt or exercise of the Options will be deductible by the Company under the "excess parachute payments" provisions of the Code.

   Because the tax consequences to a Plan participant may vary depending on his or her individual circumstances, each Plan participant should consult his or her personal tax advisor regarding the federal and any state, local or foreign tax consequences to him or her.

                              PLAN OF DISTRIBUTION

   The Shares may be issued to the Selling Stockholders from time to time by the Company upon exercise of Options. The Shares may be sold or otherwise disposed of from time to time by any of the Selling Stockholders in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or from the purchasers of the Shares for whom they may act as agent, (iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over-the-counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

   The Company will pay all of the expenses incident to the offering hereby and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.


                                 LEGAL MATTERS

   Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas.


                                    EXPERTS

   The consolidated financial statements and financial statement schedule appearing in the Company's Registration Statement on Form S-1 (Registration No. 33-80595) have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated by reference herein. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                          FORWARD-LOOKING INFORMATION

   This Prospectus (including the documents incorporated herein by reference) contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or the Company's management, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, relating to the operations and results of operations of the Company, competitive factors and pricing pressures, shifts in market demand, the performance and needs of the industries served by the Company, the costs of product development, general economic conditions and acts by third parties, as well as the other factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

No person has been authorized in connection with the offering hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities to any person or by anyone in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                    ----------------------------------------



                               TABLE OF CONTENTS
                               -----------------

                                                                   Page
                                                                   ----

Available Information .............................................. 2

Incorporation of Certain Documents by Reference .................... 2

The Company ........................................................ 3

Use of Proceeds .................................................... 3

Selling Stockholders ............................................... 3

1996 Stock Option Plan ............................................. 6

Plan of Distribution .............................................. 10

Legal Matters ..................................................... 10

Experts ........................................................... 10

Forward-Looking Information ....................................... 11




                               17,450,400 SHARES



                               STERLING COMMERCE,
                                      INC.



                                  COMMON STOCK



                        --------------------------------
                                   PROSPECTUS
                        --------------------------------



                               October    , 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

          The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which have been or will be paid by the Company, are as follows:

                 Securities and Exchange Commission filing fee..  $157,979
                 NYSE listing fee...............................     8,577
                 Printing expenses..............................     3,000
                 Accounting fees and expenses...................     5,000
                 Legal fees and expenses........................     6,000
                 Miscellaneous..................................     1,444
                                                                  --------
                 Total..........................................  $182,000
                                                                  ========

Item 15.  Indemnification of Directors and Officers

    The Company's Certificate of Incorporation provides that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by Delaware law. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of the directors, officers, employees and agents of the Company and its subsidiaries to the fullest extent that may be permitted by Delaware law from time to time, and the Bylaws provide for various procedures relating thereto. Certain provisions of the Company's Certificate of Incorporation protect the Company's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care, except as set forth below. Under Delaware law, absent these provisions, directors could be held liable for gross negligence in the performance of their duty of care, but not for simple negligence. The Company's Certificate of Incorporation absolves directors of liability for negligence in the performance of their duties, including gross negligence. However, the Company's directors remain liable for breaches of their duty of loyalty to the Company and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Company's Certificate of Incorporation also does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

    Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

    As authorized by the Company's Certificate of Incorporation, the Company has entered into indemnification agreements with each of its directors and officers. These indemnification agreements provide for, among other things, (i) the indemnification by the Company of the indemnitees thereunder to the extent described above, (ii) the advancement of attorneys' fees and other expenses, and
(iii) the establishment, upon approval by the Board, of trusts or other funding mechanisms to fund the Company's indemnification obligations thereunder.

Item 16.  Exhibits

        4.1 Third Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company's Registration Statement (Registration No. 33-80595) incorporated herein by reference).

        4.2  Amended and Restated Bylaws of the Company (previously filed
             Exhibit 3.2 to the Company's Registration Statement (Registration No. 33-80595) incorporated herein by reference).

        4.3 Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Company's Registration Statement (Registration No. 33-80595) incorporated herein by reference).

        5.1  Opinion of Jones, Day, Reavis & Pogue (filed herewith).

       23.1  Consent of Ernst & Young LLP (filed herewith).

       23.2  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

       24.1  Power of Attorney of the Company (filed herewith).

       24.2 Powers of Attorney of certain officers and directors of the Company (filed herewith).

       99.1 Sterling Commerce, Inc. Amended and Restated 1996 Stock Option Plan (filed herewith).

Item 17.  Undertakings

        A.  The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 11, 1996.

                            STERLING COMMERCE, INC.


                            By: /s/ STERLING L. WILLIAMS
                               -------------------------------
                                   Sterling L. Williams
                                Chairman of the Board and
                                  Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 11, 1996.

        Signatures                                  Title
        ----------                                  -----

 /s/ STERLING L. WILLIAMS    Chairman of the Board and Chief Executive Officer;
---------------------------       Director (Principal Executive Officer)
  Sterling L. Williams



   Jeannette P. Meier *      Executive Vice President, Chief Financial Officer,
---------------------------             General Counsel and Secretary
   Jeannette P. Meier           (Principal Financial and Accounting Officer)


     Sam Wyly *                                   Director
---------------------------
     Sam Wyly


  Charles J. Wyly, Jr. *                          Director
---------------------------
  Charles J. Wyly, Jr.


   Evan A. Wyly *                                 Director
---------------------------
   Evan A. Wyly


   Robert E. Cook *                               Director
---------------------------
   Robert E. Cook



   Honor R. Hill *                                Director
---------------------------
   Honor R. Hill


    *The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.



                                                /s/ ALBERT K. HOOVER
                                                ---------------------
                                                     Albert K. Hoover
                                                     Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit No.                        Description
-----------                        -----------


   4.1 Third Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company's Registration Statement (Registration No. 33-80595) incorporated herein by reference).

   4.2    Amended and Restated Bylaws of the Company (previously filed as
          Exhibit 3.2 to the Company's Registration Statement (Registration No. 33-80595) incorporated herein by reference).

   4.3 Specimen Common Stock certificate (previously filed as Exhibit 4.1 to the Company's Registration Statement (Registration No. 33-80595) incorporated herein by reference).

   5.1    Opinion of Jones, Day, Reavis & Pogue (filed herewith).

  23.1    Consent of Ernst & Young LLP (filed herewith).

  23.2    Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

  24.1    Power of Attorney of the Company (filed herewith).

  24.2 Powers of Attorney of certain officers and directors of the Company (filed herewith).

  99.1 Sterling Commerce, Inc. Amended and Restated 1996 Stock Option Plan (filed herewith).